Exhibit No. 32.1
----------------
Form 10-QSB
Million Dollar Saloon, Inc.
File No. 0-27006

          Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Million Dollar Saloon, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Nick Mehmeti, Chief Executive and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: September 30, 2008                            By:  /s/ Nick Mehmeti
      ------------------                                 -----------------------
                                                                   Nick Mehmeti
                                                    Chief Executive Officer and
                                                        Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Million Dollar Saloon, Inc. and will be retained by Million Dollar Saloon, Inc. to be furnished to the Securities and Exchange Commission or its staff upon request.